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                                   Exhibit 15
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                                              May 5, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    RE:  Unit Corporation
                                         Registration on Form S-8 and S-3



We are aware that our report dated May 5, 1995 on our review of interim financial information of Unit Corporation for the three month period ended March 31, 1995 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103 and 33-49724) and Form S-3 (File No. 33-16116). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                         COOPERS & LYBRAND L. L. P.